INVESTMENT MANAGEMENT AGREEMENT


      AGREEMENT made this ____ day of ___________, 1998, by and between TEMPLETON INVESTMENT COUNSEL, INC. (the "Manager"), a Florida corporation, and _______________________________________ ("Client").

      1. Appointment. Client hereby appoints the Manager as an investment manager to manage such of Client's assets as Client shall from time to time assign to it, the proceeds from the sale of such assets, and the income attributable to such assets (the "Account"). The Account as of the date hereof shall consist of the assets listed on Exhibit A hereto. Client shall promptly notify the Manager in writing of any increase or reduction in the amount of the Account's assets subject to the Manager's investment direction. [Each of
Client's duties and authorities under this Agreement may be performed or exercised in lieu thereof by the ____________________________ Committee appointed by Client.]

      2. Authority of Manager. The Manager is authorized to supervise and direct the investment and reinvestment of the assets in the Account, subject to such limitations as are contained in the Guidelines described in Section 3 of this Agreement, as they may be from time to time amended, and subject to Client's right to direct the investment of the Account by means of Instructions as described in Section 3 of this Agreement. The Manager, as Client's agent and attorney-in-fact with respect to the Account, when it deems appropriate and without prior consultation with Client, may (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or (subject to the restrictions of Section 11 of this Agreement) outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Manager may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the
Account.  The  Manager  is not  authorized  (a) to  accept  delivery  of cash or securities for the Account or (b) to establish or maintain custodial arrangements for the Account. Client shall choose a custodian (the "Custodian") to hold physical custody of the Account. Client shall direct the Custodian to segregate the assets in the Account and to invest and reinvest them in accordance with the directions transmitted by the Manager and received by the Custodian. Such directions shall be given in writing, or given orally and confirmed in writing as soon thereafter as possible.

      3. Guidelines and Instructions. Attached hereto as Exhibit B is a statement of the investment objectives of Client together with a statement of any and all specific investment restrictions applicable to the investment of the Account (the "Guidelines").

      Client shall have the right at all times to modify the Guidelines or to give the Manager Instructions to buy, sell or retain any investment, but no modification of the Guidelines and no Instructions or modifications of Instructions will be binding upon the Manager until the Manager has received written notice of them. The Guidelines and all Instructions, unless they expressly provide otherwise, shall continue effective until duly cancelled by subsequent modifications duly communicated to the Manager.

      4. ERISA Compliance. The Manager hereby acknowledges that with respect to the Account it is a "fiduciary" of the Account within the meaning of and for the purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), and confirms that it is registered as an investment adviser under the Investment Advisers Act of 1940. The Manager has obtained and agrees to maintain during the period of this Agreement any bonds required by Section 412 of ERISA.

      Notwithstanding the foregoing, Client acknowledges that the Manager has not been delegated the authority to alter or deviate from the Guidelines, as they may be modified from time to time, or any Instruction (as herein defined) issued pursuant to this Agreement, and has not been given and does not accept fiduciary duties with respect to, or responsibilities or liabilities for, any effect on the Account of the Guidelines or such Instructions.

      5. Conflicts. Nothing in this Agreement shall be deemed to limit or restrict the Manager's right, or the right of any of its officers, directors or employees, to engage in any other business or to devote time and attention to the management or other aspects of any business, whether of a similar or dissimilar nature, or to render investment advisory services or services of any kind to any other corporation, firm, association or individual.

      Client understands that the Manager provides investment advisory services to numerous other funds and accounts. Client also understands that the Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Manager with respect to the Account.

      Nothing in this Agreement shall impose upon the Manager any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Account, any security which the Manager, or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

      6. Liability of the Manager. Client understands that the value of investments made for the Account may go up as well as down and are not guaranteed. Client further understands and acknowledges that investment decisions made on behalf of Client's Account by Manager are subject to various market, currency, economic and business risks, as well as the risk that those investment decisions will not always be profitable or prove to have been wise. Except as may otherwise be provided by law, the Manager shall not be liable for
(a) any loss that Client may suffer by reason of any investment decision made or other action taken or omitted in good faith and with that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims; (b) any loss arising only from its compliance with the Guidelines or Instructions of the Client; or (c) any act or failure to act by any broker or other person with whom the Manager or Client may deal in connection with the subject matter of this Agreement. Client agrees that the Manager has not made and is not making any guarantees, including without limitation a guarantee as to any specific level of performance of the Account.

      7. Brokerage. Where the Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities for the Account, in selecting brokers or dealers to execute such orders, the Manager is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Manager's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Account or the Manager's overall responsibilities to the Manager's discretionary accounts.

      Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities in the Account with other accounts managed by Manager. With respect to the allocation of trades, Manager shall not favor any account over any other and purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged. However, Client understands and acknowledges that Manager or its affiliates may, based upon Manager's trading strategies or its accounts' investment objectives or investment restrictions, restrict to certain accounts purchases and sales of securities acquired in initial public offerings, including those that trade or are expected to trade at a premium in the secondary market.

      8. Confidential Relationship. All information and recommendations furnished by either party to the other shall at all times be treated in strictest confidence and shall not be disclosed to third persons except as may be required by law, or except upon the prior written approval of the other party to this Agreement.

      9. Reports. The Manager shall send to Client a written report of the Account as of the last trading day of each calendar quarter (the "Valuation Date"). As used in this Agreement, the term "trading day" means a day on which the New York Stock Exchange is open for trading. Such reports ("Quarterly Reports") shall be submitted not later than 15 business days following each Valuation Date and shall set forth, for the period since the last previous Valuation Date, a list or a statement of each of the following: (i) the cash and securities comprising the Account; (ii) all unrealized gains and losses; and
(iii) a description of the form in which the assets in the Account are maintained, including the number of units or shares and the book value and market value of the securities held by or on behalf of Client as of that date. For the purposes of all reports made by the Manager to Client, foreign securities denominated in foreign currencies will be valued in United States dollars.

      10. Valuation. Any equity security traded on the New York Stock Exchange or the American Stock Exchange will be valued at the last sale price on such exchange on the appropriate Valuation Date, or if there has been no sale that day, at the last known sale price previous to that day. Any other security or asset shall be valued in a manner determined in good faith by the Manager to reflect its fair market value.

      11. Foreign Securities. The Custodian is only authorized to maintain the indicia of ownership of any of the assets in the Account outside the jurisdiction of the District Courts of the United States (the "Jurisdiction") in accordance with the requirements of 29 CFR Section 2550.404b-1 or any regulations successor thereto (the "Foreign Assets Regulations"). The Custodian is authorized, but the Manager is not, to select an entity or entities outside the Jurisdiction to hold such indicia of ownership. Accordingly, the Manager is authorized to direct the investment of the assets in the Account in securities or other instruments issued by entities organized outside the United States the indicia of ownership of which are to be held outside the United States only to the extent the Custodian has informed the Manager that such securities or other instruments are such that the indicia of ownership thereof may be maintained by the Custodian outside the Jurisdiction in compliance with the Foreign Assets Regulations. The Manager shall at all times cooperate with the Custodian to enable the Custodian to comply with the Foreign Assets Regulations.

      12. Fees and Expenses. As full compensation for its services under this Agreement, the Manager shall be paid quarterly a fee based on the asset value of the Account as of the last day of each calendar quarter equal to one-fourth of the annual rates specified in Exhibit C. The compensation of the Manager shall be paid upon receipt of the Manager's statement for such compensation.

      If the Manager shall serve for less than the whole of any quarter, its compensation shall be determined as provided above on the basis of the value of the assets in the Account on the date of termination and shall be payable on a pro rata basis for the period of the quarter for which it served as Manager hereunder.

      13. Proxies and Other Legal Notices. Decisions on proxy voting will be made by the Manager unless such decisions are expressly reserved to Client's trustee or a named fiduciary of Client's Account. However, the Manager will not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Account, or the issuers thereof, including actions involving bankruptcy.

      14. Acknowledgment of Investment Risk. Client recognizes and acknowledges that investing in securities of companies in foreign countries involves certain special considerations which are not typically associated with investing in securities of U.S. companies. Such risk considerations include, but are not limited to, foreign currency considerations, investment and repatriation restrictions and economic and political risks.

      Although the Manager intends to invest in companies located in countries which the Manager considers to have relatively stable and friendly governments, Client is cognizant of and hereby accepts the possibility that countries in which the Manager invests may expropriate or nationalize properties of foreigners or impose confiscatory taxation or exchange controls (which may include suspension of the ability to transfer currency from a given country.) Moreover, the countries in which the Portfolio may invest also may be subject to political or social instability or diplomatic developments that could affect investments in securities of issuers in those countries.

      Client recognizes and acknowledges that this account is designed for investors seeking international diversification, and is not intended as a complete investment program.

      15. Termination; Survival. This Agreement may be terminated by either party upon thirty days' written notice to the other party. This Agreement may be amended solely by a written instrument executed by both parties. Upon any termination of this Agreement, the Manager shall have no further obligations hereunder, provided that any liability under this Agreement of one party to the other shall survive and remain in full force and effect, notwithstanding such termination, with respect to any claim or matter on which either of the parties has given the other written notice prior to such termination (except that the Manager may render to Client a statement of fees due the Manager through the date of termination after such date), until such liability has been finally settled.

      16. Assignment. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other, and any purported assignment in violation of this provision will be void.

      17. Communications. All reports and other communications required hereunder to be in writing shall be delivered in person or sent by first-class mail postage prepaid, overnight courier, or confirmed facsimile with original to follow.

            If to Client:




            Attention:_________________________________

            If to Manager:

            Templeton Investment Counsel, Inc.
            500 East Broward Boulevard, Suite 2100
            Fort Lauderdale, Florida  33394-3091

            Attention:  Elizabeth M. Knoblock
                        Senior Vice President, Secretary and General Counsel

      Either party to this  Agreement  may, by written notice given at any time,
designate   a   different   address   for  the  receipt  of  reports  and  other
communications due hereunder.

      18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States and with the laws of the State of Florida without giving effect to the choice of law or conflict of law provisions thereof.

      19. Entire Agreement; Modification. This Agreement (i) sets forth the entire understanding of the parties with respect to the subject matter hereof;
(ii) incorporates and merges any and all previous agreements, understandings and communications, oral or written; and (iii) may not be modified, amended, or waived except by a specific written instrument duly executed by the party against whom such modification, amendment, or waiver is sought to be enforced.

      20. Headings. The headings of the sections of this Agreement are for convenience of reference only and will not affect the meaning or operation of this Agreement.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      22. Severability. In the event that any provision of this Agreement will be considered void, voidable, illegal, or invalid for any reason, such provision will be of no force and effect only to the extent that it is so declared void, voidable, illegal, or invalid. All of the provisions of this Agreement not specifically found to be so deficient will remain in full force and effect.

      IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.
                                          CLIENT



                                          By:_________________________________
                                                (Name of officer and title)



TEMPLETON INVESTMENT COUNSEL, INC.



By: _____________________________________






                                    EXHIBIT A



List of Assets                                              Market Value






                                    EXHIBIT B


Statement of Investment Objectives



Statement of Client Account Restrictions








                                    EXHIBIT C


Fee Schedule:

            On amounts
            up to $25,000,000                     .70%
            Next  $25,000,000                     .55%
            Next  $50,000,000                     .50%
            Next $150,000,000                     .40%
            Next $250,000,000                     .35%
            Over $500,000,000                     .30%